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                                                                    Exhibit 99.1

Press Release

For More Information Call:

GAYLA J. DELLY
CHIEF FINANCIAL OFFICER                                            JULY 2, 2002

(979) 849-6550

                                                           FOR IMMEDIATE RELEASE
                                                           ---------------------

                BENCHMARK ELECTRONICS TO BUY THE THIALAND AND UK
                     OPERATIONS OF ACT MANUFACTURING, INC.

ANGLETON, TX, JULY 2, 2002--Benchmark Electronics, Inc. (NYSE:BHE) and ACT Manufacturing, Inc. (OTC Pink Sheets:ACTMQ) today announced that they have signed a Stock Purchase Agreement in which Benchmark will acquire the stock of ACT Manufacturing Thailand Public Company Limited (Thailand) and ACT Manufacturing UK Ltd. (UK). In previous press releases, ACT Manufacturing, Inc. announced that it had entered into a voluntary Chapter 11 bankruptcy process and had received court approval to conduct an auction process, at which Benchmark prevailed.

The transaction has been approved today by the United States Bankruptcy Court for the District of Massachusetts. The transaction is currently expected to close in July 2002, subject to certain closing conditions.

The purchase price of $45.2 million will be funded through Benchmark's currently available cash. The transaction includes the assumption of approximately
$15 million of net debt under an interest-bearing debt facility. Based on recent financial information, Benchmark currently expects annual revenues from this acquisition to be between $180 and $200 million. On that basis, the transaction is currently expected to be slightly accretive to Benchmark's 2002 earnings, before any one-time transaction and related charges.

Cary T. Fu, President and Chief Operating Officer of Benchmark Electronics, Inc., said "These acquisitions meet several of our long range strategic objectives. They will provide Benchmark with a strong high-technology manufacturing presence in Asia and several new customers in the medical, telecommunications and industrial control industries." Cary Fu added, "Both Benchmark and ACT have very customer-focused cultures. We welcome our new customers, employees and suppliers and are committed to achieving a smooth transition."

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John Pino, Chief Executive Officer of ACT Manufacturing, Inc., said, "We are very pleased with the results of our court approved auction process and are extremely excited that Benchmark has emerged as the successful bidder to acquire our Thailand and UK business operations." He added, "Benchmark's financial strength and engineering expertise will provide excellent opportunities for ACT's customers, employees and suppliers."

This news release contains certain forward-looking statements within the scope of the Securities Act of 1933 and the Securities Exchange Act of 1934. The words "expect," "estimate," "anticipate," "predict," and similar expressions, and the negatives of such expressions, are intended to identify forward-looking statements. Although the Company believes that these statements are based upon reasonable assumptions, such statements involve risks, uncertainties and assumptions, including but not limited to industry and economic conditions, customer actions and the other factors discussed in Benchmark's Form 10-K for the year ended December 31, 2001 and its other filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated.

About Benchmark Electronics, Inc.

Benchmark Electronics, Inc. is in the business of manufacturing electronics and provides its services to original equipment manufacturers of telecommunication equipment, computers and related products for business enterprises, video/audio/entertainment products, industrial control equipment, testing and instrumentation products and medical devices. Benchmark's global operations include facilities in six countries. Benchmark's Common Stock trades on the New York Stock Exchange under the symbol BHE.

About ACT Manufacturing, Inc.

ACT Manufacturing, Inc., with headquarters in Hudson, Massachusetts, provides electronics manufacturing services to equipment manufacturers in networking and telecommunications, computer and industrial and medical equipment markets. ACT provides OEMs with complex printed circuit board assembly primarily utilizing advanced surface mount technology, electro-mechanical subassembly, total system assembly and integration, mechanical and molded cable and harness assembly and other value-added services.